United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2021

Date of Report (Date of earliest event reported)

Union Bridge Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55731	32-0440076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 4801, 48/F, Central Plaza 18 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

Provide a copy of communications to:

Loeb & Loeb LLP
345 Park Ave
New York, New York 10154
Attn: Giovanni Caruso

Registrant’s telephone number, including area code: (852) 2468-3012

_______________________________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, Mr. Shan Ho, a member of the Board of Directors of Union Bridge Holdings Limited (the “Company”) notified the Company of his intention to resign from the Company’s Board of Directors, effective March 23, 2021. Mr. Ho’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Effective upon Mr. Shan Ho’s resignation as a director, the size of the Company’s Board of Directors will be reduced from two to one director.

On March 23, 2021, Union Bridge Holdings Limited (the “Company”) received a letter of resignation from Mr. Viktor Berglind pursuant to which Mr. Berglind resigned as the Chief Financial Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 24, 2021

UNION BRIDGE HOLDINGS LIMITED

By: /s/ Joseph Ho

Name: Joseph Ho
Title: Chief Executive Officer

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